Exhibit 23.2
WRITTEN CONSENT OF JONES LANG LASALLE SALLMANNS LIMITED
26 January 2011
LDK Solar Co., Ltd.
Hi-Tech Industrial Park
Xingyu City
Jiangxi Province 338032
The People’s Republic of China
Ladies and Gentlemen:
We hereby consent to the references to our name of Sallmanns (Far East) Limited, which has since February 2008 merged into Jones Lang LaSalle Sallmanns Limited, with respect to our appraisal reports addressed to the board of directors of LDK Solar Co., Ltd. (the “Company”) initially in the Company’s registration statement on Form F-1 filed with the U.S. Securities and Exchange Commission (the “SEC”) in May 2007 and subsequently in the Company’s annual report on Form 20-F filed with the SEC on June 30, 2010, which is incorporated by reference into the Company’s registration statement on Form F-3 (the “Registration Statement”) filed by the Company on the date hereof with the SEC in connection with the registration under the United States Securities Act of 1933, as amended, of (a) ordinary shares of the Company, par value $0.10 each (the “Ordinary Shares”), including Ordinary Shares represented by American depositary shares, (b) one or more series of debt securities, (c) preferred shares, guarantees of debt securities, warrants, options or other rights, stock purchase contracts or equity-linked securities and (d) any combination of the foregoing. We also hereby consent to the filing of this letter as an exhibit to the Registration Statement, as may be amended or supplemented from time to time, and classification as an expert under the Securities Act of 1933, as amended.
In reaching our value conclusions, we relied on the accuracy and completeness of the financial statements and other data relating to the Company provided to us by the Company and its representatives. We did not audit or independently verify such financial statements or other data relating to the Company and take no responsibility for the accuracy of such information. Our valuation reports were used as part of the Company’s analysis in reaching their conclusion of value.
Our Hong Kong office is located at 6/F, Three Pacific Place, 1 Queen’s Road East, Hong Kong.
Yours faithfully,
For and on behalf of
Jones Lang LaSalle Sallmanns Limited
/s/ Simon M.K. Chan
Director